Exhibit 4.3

RANGE RESOURCES CORPORATION

As Issuer

ENERGY ASSETS OPERATING COMPANY, LLC

RANGE ENERGY SERVICES COMPANY, LLC

RANGE PRODUCTION COMPANY, LLC

RANGE RESOURCES—APPALACHIA, LLC

RANGE RESOURCES—MIDCONTINENT, LLC

RANGE RESOURCES—PINE MOUNTAIN, INC.

As Guarantors

5% SENIOR SUBORDINATED NOTES DUE 2023

FIRST SUPPLEMENTAL INDENTURE

Dated as of August 23, 2016

TO

INDENTURE

Dated as of March 18, 2013

U.S. BANK NATIONAL ASSOCIATION

As Trustee

FIRST SUPPLEMENTAL INDENTURE, dated as of August 23, 2016 (this “First Supplemental Indenture”), among Range Resources Corporation, a Delaware corporation (the “Company”), as issuer, the entities listed as guarantors on the signature pages hereto (the “Subsidiary Guarantors”), as guarantors, and U.S. Bank National Association, as trustee (the “Trustee”).

RECITALS

The Company, certain subsidiaries of the Company, and the Trustee have previously executed and delivered that certain Indenture, dated as of March 18, 2013 (the “Base Indenture”), pursuant to which the Company’s 5% Senior Subordinated Notes due 2023 (the “Notes”) have been issued.

Section 9.02 of the Base Indenture provides that, subject to certain exceptions, the Company, the Company’s subsidiaries that are guarantors of the Notes under the Base Indenture (the “Note Guarantors”), and the Trustee may amend or supplement the Base Indenture with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for the Notes). Section 9.02 of the Base Indenture provides that the consent of Holders of at least 66 2⁄3% in aggregate principal amount of the Notes then outstanding is required to amend Section 4.10 of the Base Indenture, which section sets out the Company’s Asset Sales covenant.

$750,000,000 aggregate principal amount of the Notes is currently outstanding, and the Subsidiary Guarantors currently constitute the only Note Guarantors. American Energy Systems, LLC, a previous guarantor of the Notes, merged into Range Resources—Appalachia, LLC, a Subsidiary Guarantor, effective June 30, 2014; Range Operating New Mexico, LLC, a previous guarantor of the Notes, merged into Range Resources—Pine Mountain, Inc., a Subsidiary Guarantor, effective December 31, 2013, and Range Texas Production, LLC, a previous guarantor, also merged into Range Resources—Pine Mountain, Inc., effective April 30, 2014, all in compliance with Section 11.03 of the Base Indenture.

Upon the terms and subject to the conditions set forth in the Company’s Offering Memorandum and Consent Solicitation Statement, dated as of August 3, 2016 (the “Offering Memorandum and Consent Solicitation Statement”), and the related letter of transmittal and consent, the Company has offered to exchange (the “Exchange Offer”) any and all of the Notes for new 5.00% Senior Notes due March 15, 2023 (“New Notes”) to be issued by the Company, and concurrently with the Exchange Offer, the Company has solicited consents (the “Consent Solicitation” and, together with the Exchange Offer, the “Exchange Offer and Consent Solicitation”) from certain Holders (“Eligible Holders”) of the Notes to amend the Base Indenture in the manner described in the Offering Memorandum and Consent Solicitation Statement and as set forth herein (such amendments, the “Proposed Amendments”). Under the Exchange Offer and Consent Solicitation, an Eligible Holder of Notes may not deliver a consent in the Consent Solicitation, with respect to any Note, without tendering such Note for exchange in the Exchange Offer.

The Company has received (i) consents to the deletion of Section 4.10 of the Base Indenture as set forth in Section 2.05 hereof (the “Asset Sales Covenant Deletion Amendment”) from Holders of at least 66 2⁄3% in aggregate principal amount of the Notes currently outstanding, and (ii) consents to the other Proposed Amendments from Holders of at least a majority in aggregate principal amount of the Notes currently outstanding.

The Offering Memorandum and Consent Solicitation Statement provides that while this First Supplemental Indenture shall be effective upon execution and delivery thereof, it shall become operative only upon consummation of the Exchange Offer; pursuant to the terms of the Offering Memorandum and Consent Solicitation Statement, the Company’s obligation to accept for exchange, and to exchange the applicable principal amount of New Notes for, Notes validly tendered (and not validly withdrawn) in the Exchange Offer is subject to the satisfaction or waiver of certain conditions, including the consummation of the Merger (as defined in the Offering Memorandum and Consent Solicitation Statement).

The execution and delivery of this First Supplemental Indenture has been duly authorized by the board of directors of the Company and by the board of directors or board of managers, as applicable, of each Subsidiary Guarantor.

The Company has requested that the Trustee join it and the Subsidiary Guarantors in the execution of this First Supplemental Indenture, and, in connection with that request, the Company has provided the Trustee with (i) the resolutions of the board of directors of the Company and of the board of directors or board of managers, as applicable of each Subsidiary Guarantor, authorizing the execution and delivery of this First Supplemental Indenture, (ii) evidence satisfactory to the Trustee of (A) the consents to the Asset Sales Covenant Deletion Amendment from Holders of at least 66 2⁄3% in aggregate principal amount of the Notes currently outstanding and (B) consents to the other Proposed Amendments from Holders of at least a majority in aggregate principal amount of the Notes currently outstanding, and (iii) an Officers’ Certificate and an Opinion of Counsel relating to this First Supplemental Indenture as contemplated by the Base Indenture.

All things necessary to make this First Supplemental Indenture a valid agreement of the Company, the Subsidiary Guarantors and the Trustee and a valid amendment of the Base Indenture have been done.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, it is mutually covenanted and agreed, with binding effect on all parties hereto and all Holders of the Notes, as follows:

ARTICLE I

DEFINED TERMS

Defined Terms. Except as otherwise expressly provided in the preamble and recitals of this First Supplemental Indenture or otherwise clearly required by the context hereof, all capitalized terms used and not defined in this First Supplemental Indenture that are defined in the Base Indenture shall have the respective meanings assigned to them in the Base Indenture.

ARTICLE II

AMENDMENTS TO BASE INDENTURE

SECTION 2.01. Amendment to Section 4.03 Reports. Section 4.03 of the Base Indenture is hereby deleted in its entirety and replaced with the following: “Section 4.03 [Intentionally Omitted].” Accordingly, all other references in the Base Indenture to Section 4.03 shall cease to have effect.

SECTION 2.02. Amendment to Section 4.07 Restricted Payments. Section 4.07 of the Base Indenture is hereby deleted in its entirety and replaced with the following: “Section 4.07 [Intentionally Omitted].” Accordingly, all other references in the Base Indenture to Section 4.07 shall cease to have effect.

SECTION 2.03. Amendment to Section 4.08 Dividends and Other Payment Restrictions Affecting Subsidiaries. Section 4.08 of the Base Indenture is hereby deleted in its entirety and replaced with the following: “Section 4.08 [Intentionally Omitted].” Accordingly, all other references in the Base Indenture to Section 4.08 shall cease to have effect.

SECTION 2.04. Amendment to Section 4.09 Incurrence of Indebtedness and Issuance of Disqualified Stock. Section 4.09 of the Base Indenture is hereby deleted in its entirety and replaced with the following: “Section 4.09 [Intentionally Omitted].” Accordingly, all other references in the Base Indenture to Section 4.09 shall cease to have effect.

SECTION 2.05. Amendment to Section 4.10 Asset Sales. Section 4.10 of the Base Indenture is hereby deleted in its entirety and replaced with the following: “Section 4.10 [Intentionally Omitted].” Accordingly, all other references in the Base Indenture to Section 4.10 shall cease to have effect.

SECTION 2.06. Amendment to Section 4.11 Transactions with Affiliates. Section 4.11 of the Base Indenture is hereby deleted in its entirety and replaced with the following: “Section 4.11 [Intentionally Omitted].” Accordingly, all other references in the Base Indenture to Section 4.11 shall cease to have effect.

SECTION 2.07. Amendment to Section 4.12 Liens. Section 4.12 of the Base Indenture is hereby deleted in its entirety and replaced with the following: “Section 4.12 [Intentionally Omitted].” Accordingly, all other references in the Base Indenture to Section 4.12 shall cease to have effect.

SECTION 2.08. Amendment to Section 4.16 No Senior Subordinated Debt. Section 4.16 of the Base Indenture is hereby deleted in its entirety and replaced with the following: “Section 4.16 [Intentionally Omitted].” Accordingly, all other references in the Base Indenture to Section 4.16 shall cease to have effect.

SECTION 2.09. Amendment to Section 4.17 Business Activities. Section 4.17 of the Base Indenture is hereby deleted in its entirety and replaced with the following: “Section 4.17 [Intentionally Omitted].” Accordingly, all other references in the Base Indenture to Section 4.17 shall cease to have effect.

SECTION 2.10. Amendments to Clauses (7), (8), (9) and (10) of Section 6.01 Events of Default. Sections 6.01(7), 6.01(8), 6.01(9) and 6.01(10) of the Base Indenture are each hereby deleted in their entirety and respectively replaced with the following: “(7) [Intentionally Omitted].”; “(8) [Intentionally Omitted].”; “(9) [Intentionally Omitted].”; and “(10) [Intentionally Omitted].” Accordingly, all other references in the Base Indenture to Sections 6.01(7), 6.01(8), 6.01(9) and 6.01(10) shall cease to have effect.

SECTION 2.11. Amendments to Sections 1.01 Definitions and 1.02 Other Definitions. Section 1.01 of the Base Indenture is hereby amended by deleting all defined terms and related definitions in Section 1.01 of the Base Indenture that, after giving effect to the other amendments in this First Supplemental Indenture, are not used in the Base Indenture; and Section 1.02 of the Base Indenture is hereby amended by deleting all defined terms referred to therein that, after giving effect to the other amendments in this First Supplemental Indenture, are not used in the Base Indenture.

ARTICLE III

MISCELLANEOUS

SECTION 3.01. Effectiveness. Notwithstanding that this First Supplemental Indenture shall be effective upon the execution and delivery thereof by the parties hereto, this First Supplemental Indenture shall become operative only upon the occurrence of all the following: (i) the Company’s acceptance for exchange of all the Notes validly tendered (and not validly withdrawn) in the Exchange Offer, (ii) the Company’s exchange of all of those accepted Notes for the principal amount of New Notes required under the terms of the Exchange Offer, (iii) the Company’s delivery of an Officers’ Certificate to the Trustee informing the Trustee of such acceptance and exchange and (iv) the consummation of the Merger (as defined in the Offering Memorandum and Consent Solicitation Statement).

SECTION 3.02. Ratification. The Base Indenture, as amended by this First Supplemental Indenture, is in all respects hereby ratified and confirmed, and this First Supplemental Indenture shall be deemed part of the Base Indenture in the manner and to the extent herein and therein provided.

SECTION 3.03. Successors. All agreements of the Company, the Subsidiary Guarantors and the Trustee in this First Supplemental Indenture shall bind their respective successors.

SECTION 3.04. Severability. In case any provision in this First Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 3.05. Counterparts. This First Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed an original, but all of such counterparts shall together constitute but one and the same instrument.

SECTION 3.06. Governing Law. The internal law of the State of New York shall govern and be used to construe this First Supplemental Indenture.

SECTION 3.07. Trustee. The Trustee makes no representation as to the validity or sufficiency of this First Supplemental Indenture. The recitals contained herein shall be taken as the statements of the Company and the Trustee assumes no responsibility for their correctness, except that the Trustee confirms receipt of the items stated in the recitals to have been provided to the Trustee by the Company in connection with the Company’s request that the Trustee join in the execution of this First Supplemental Indenture.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the day and year first above written.

RANGE RESOURCES CORPORATION

By:	/s/ Mark Scucchi
Name: Mark Scucchi
Title: Vice President – Finance & Treasurer

GUARANTORS:

ENERGY ASSETS OPERATING COMPANY, LLC
RANGE ENERGY SERVICES COMPANY, LLC
RANGE PRODUCTION COMPANY, LLC
RANGE RESOURCES—APPALACHIA, LLC
RANGE RESOURCES—MIDCONTINENT, LLC
RANGE RESOURCES—PINE MOUNTAIN, INC.

By:	/s/ David Goldberg
Name: David Goldberg
Title: Vice President – Legal, Deputy
General Counsel & Assistant Secretary

U.S. BANK NATIONAL ASSOCIATION,as Trustee

By:	/s/ Israel Lugo
Name: Israel Lugo
Title: Vice President

First Supplemental Indenture – 5% Senior Subordinated Notes due 2023